EXHIBIT 23.9

                         CONSENT OF VALUATION COUNSELORS

The Board of Directors
Monarch Properties, Inc.

     We consent to the reference to our firm and the summary of our report in the prospectus included in the Registration Statement on Form S-11 of Monarch Properties, Inc.

                                          Valuation Counselors Group, Inc.

                                          By: /s/ Raymond Ghelardi
                                             ----------------------------------
                                             Raymond Ghelardi
                                             Managing Director

Lawrenceville, New Jersey
June 5, 1998